Exhibit 10.6

Execution Version

NET 1 UEPS TECHNOLOGIES, INC.

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this "Amendment") is made this 9th December, 2021 by and among Net 1 UEPS Technologies, Inc., a Florida corporation ("Company") and Alexander Michael Ramsay Smith ("Executive").  Each of the Company and Executive is a "Party" and, collectively, they are the "Parties."

WHEREAS, the Company and Executive are parties to that certain Employment Agreement, entered into effective as of February 27, 2018 (the "Agreement");

WHEREAS, pursuant to Section 6 of the Agreement, amendments to the Agreement are required to be effected pursuant to a writing executed by the Company and Executive; and

WHEREAS, in light of Executive's positive contributions to the Company, the Company desires, and Executive hereby agrees, to amend the Agreement on the terms set forth herein.

NOW, THEREFORE, in consideration of Executive's continued employment with the Company, and for other good and valuable consideration, the receipt of which Executive and the Company hereby acknowledge, Executive and the Company hereby amend the Agreement as follows:

1. Employment. Section 1 of the Agreement is hereby deleted in its entirety and replaced with the following new Section 1:

"1. Employment.  Executive will be employed as the Chief Accounting Officer of the Company and Executive hereby agrees to accept such employment and agrees to serve as the Chief Accounting Officer of the Company, all in accordance with the terms and conditions of this Agreement. The Parties acknowledge that Executive's employment relationship with the Company is at-will. The period of Executive's employment as Chief Accounting Officer shall commence on 1 March, 2022 (the "Start Date") and shall continue so long as Executive remains an executive of the Company (such period of employment, the "Employment Period").  In this Agreement, the Company and its subsidiaries are collectively referred to as the "Group."

2.  Position and Duties. Section 2 of the Agreement is hereby deleted in its entirety and replaced with the following new Section 2:

"2. Position and Responsibilities . During the Employment Period, Executive shall report to the Chief Financial Officer and shall have the duties, responsibilities, functions and authority, including administrative, financial, executive and managerial as are customary to the position of Chief Accounting Officer including those duties and obligations associated with required SEC reporting.  As of the Start Date, the Executive will cease to be a director of the Company and Net 1 Applied Technologies South Africa (Pty) Ltd and agrees to sign the necessary resignation documents to this effect.

3.  Equity Grant. The following is added to the end of Section 3 of the Agreement:

On the Start Date, the Executive shall be granted a number of shares of Company restricted stock determined by dividing (i) the US dollar equivalent of  R1 500 000.00 on the Start Date by (ii) the fair market value of the Company's stock as determined by the official closing price per share of Company common stock on the Start Date (the "Restricted Stock Award").  The Restricted Stock Award shall vest in three equal tranches on the first, second and third anniversary of the Start Date, subject to Executive's continuous employment with the Company through each such vesting date.  Such Restricted Stock Award shall be subject to the terms and conditions set forth in the 2015 Plan and the applicable award agreement.

4. Notices. Section 7 of the Agreement is hereby deleted in its entirety and replaced with the following new Section 7:

"7. Notices . Any notice, consent, waiver and other communications required or permitted pursuant to the provisions of this Agreement must be in writing and will be deemed to have been properly given (a) when delivered by hand; or (c) when sent by email , in each case to any party at the mailing address, facsimile number or email address set forth below, or, with respect to any party set forth below, at such other address, facsimile number or email address specified in writing by such party to the other parties hereto in accordance with this Section 7 :

If to the Board or the Company:	Net 1 UEPS Technologies, Inc.
President Place, 6 th Floor
Cnr. Jan Smuts Avenue and Bolton Road
Rosebank, Johannesburg, South Africa
Facsimile: +27118807080
Attn: Chris Meyer
Email: Chris.Meyer@Net1.com

If to Executive:	Alex Smith
Xxx
Email: xxx

5.  No Further Amendment. Except as amended hereby, the Company and Executive hereby agree that the Agreement shall remain unmodified and in full force and effect.

6. Counterparts. This Agreement may be executed in separate counterparts and may be executed by facsimile or PDF copies, each of which is deemed to be an original and all of which, taken together, constitute one and the same agreement.

Remainder of Page Intentionally Blank; Signature Page to Follow

IN WITNESS WHEREOF , the Company has caused this Agreement to be executed by its duly authorized officer and Executive has signed this Agreement, as of the date first above written.

NET 1 UEPS TECHNOLOGIES, INC.

By:	/s/ Chris Meyer
Name:	Chris Meyer
Title: Chief Executive Officer

EXECUTIVE

/s/ Alex M.R. Smith
Alex Smith